Exhibit 99.2

FOURTH QUARTER 2012 CONFERENCE CALL February 28, 2013

2 SAFE HARBOR STATEMENT Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are sometimes identified by words such as “anticipate”, “believe”, “could", “estimate”, “expect”, “intend”, “may”, “should“, “will” and “would”. These forward-looking statements include, without limitation, statements on slide “First Quarter 2013 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

3 Fourth Quarter 2012 Highlights: AMU’s leadership within the Military and Veteran communities continues. New Public-Service Partnerships: Several State Police Chief Organizations Canadian Association of Fire Chiefs International Association of Health and Hospital Safety Professionals Society of Industrial Security Professionals Initiated a new outreach campaign for APUS’s RN to B.S. in Nursing degree, which recently received CCNE accreditation. APUS received approval from The Higher Learning Commission to offer a Bachelor of Science in Electrical Engineering. For twelve months ending December 31, 2012 Net Course Registrations by Primary Funding Source Cash & Other 13% FSA/Title IV 36% Military/TA 38% VA 13%

4 Year 2012 Accomplishments Expanding Existing Strengths Several Major Awards & Rankings#22 Online School - U.S. News & World Reports#1 Most Popular School – Military Times Magazine Completed DoD’s Third Party Assessment New & Expanded Relationships Walmart (for U.S. Associates) & New Horizons SAIC, NFL Players Association, and Community Colleges, among many.Invested in Operational Improvements Fraud and Abuse Preventione Press and FSA Automation Opened Energy-Efficient Facility  54% CAGR

AMERICAN PUBLIC EDUCATION, INC.



Building Reputational Capital Through Academic Quality

- **Advancing Education Technology** – through continued investments in classroom software, simulations, rich media, and a mobile learning environment.
- **Expanding ePress** – to combat the rising cost of textbooks and offer students more options, APUS selected ED MAP and VitalSource as course material providers.
- **Focus on Teaching Excellence** - established new standards to enhance student/teacher interaction, and expanded the number of faculty directors to provide greater oversight and guidance to faculty.
- **Broaden Instructional Design –** completed a comprehensive course evaluation paving the way for greater course consistency and new programs.
- **Classroom Pilot Programs -** resulted in improved course quality, new instructional designs, more effective practices, and a renewed interest in cohort-based learning.

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AMERICAN PUBLIC EDUCATION, INC.



Long-Term Focus on Fundamentals

Creates Tremendous Social and Economic Value

- Award Winning Academic Quality
- Recognized for Best Practices in Online Learning
- Industry Leading Affordability
- Diverse Array of Academic Programs
- Innovative Campus (PAD) & Classroom Technology
- Relationship Oriented Approach to Awareness
- Growing List of Relationships
  - Corporations, Associations, Community Colleges, Universities and Government Agencies
- Exceptional Academic and Operational Leadership
- Strong Balance Sheet and Free Cashflow

APEI's Value Portfolio

- Academic Assets
- Technology Assets
- Human Capital
- Reputational Capital
- Financial Assets
- Intellectual Property

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7 American Public Education, Inc.A Passion for Higher Learning and Affordable Access, with a Strong Spirit of Innovation.

8 Fourth Quarter 2012 Financial Highlights: Revenues increased 14% to $86.0 million, compared to the fourth quarter of 2011.Income from operations before interest income and income taxes increased 8% to $21.4 million, compared to the fourth quarter of 2011.As a percent of revenue, general and administrative expenses declined to 17.9% of revenue, compared to 19.5% of revenue in the fourth quarter of 2011.Bad debt expense declined to 3.5% of revenue, compared to 4.3% of revenue in the fourth quarter of 2011.Net income was $13.2 million or approximately $0.74 per diluted share.Cash and cash equivalents of $114.9 million with no long-term debt. During the fourth quarter 2012, 83,855 shares were repurchased.

9 Full-Year 2012 Financial Highlights: Revenues increased 20% to $313.5 million, compared to the same period of 2011. Income from operations before interest income and income taxes increased approximately 10% to $68.8 million, compared to same period of 2011. Net income was $42.3 million or approximately $2.35 per diluted share. For the twelve months ending December 31, 2012, total cash from operations was approximately $52.9 million. Capital expenditures for the year 2012 was approximately $35.0 Million. For the full-year 2012, a total of 493,491 shares were repurchased.

10 First Quarter 2013 Outlook: The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Approximate Growth (y/y) Net course registration growth by new students -7% to -5% Net course registration growth 7% to 10% Revenue growth 9% to 13% First Quarter Earnings per diluted share $0.55 to $0.58 10 Considerations for Full-Year 2013: APEI currently expects revenue growth, margin expansion,  and share repurchases to drive higher earnings per diluted share. Capital expenditures are currently expected to be lower than the prior year, as a result of reduced capital spending on administrative facilities.

AMERICAN PUBLIC EDUCATION, INC.



Business & Operational Goals for 2013

Leveraging Unique Strengths and Expanding Opportunities

✓ **Expand Presence in Military & Civilian Communities**
- Increasing focus on relationships and referrals
- Programmatic focus on high-demand fields

✓ **Build New Relationships & Diversify Revenue Sources**
- Corporations, associations, community colleges, and government agencies
- Expand international and corporate training opportunities
- Further develop "school as a service" offerings

✓ **Develop Operational Efficiencies & Innovative Technologies**
- Expand ePress Initiative to combat textbook inflation
- Optimize financial aid processing
- Advance academic and distance learning innovations


APEI
Universities & Community Colleges
Corporate, Agencies & Professional Associations
International Outreach
Support Services
Educational Vendors
New Markets & Segments
Non-Degree Credentialing
Education Hosting

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FOURTH QUARTER 2012 CONFERENCE CALL February 28, 2013